UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

275 Madison Avenue Avenue, STE #702 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 677-3853

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 27, 2017, Relmada Therapeutics, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting). Of the 12,035,037 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 6,079,435 shares, or 50.5% of the eligible common stock, were present either in person or by proxy.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for the term described below for each director or until their respective successors are elected and qualified.

Director Name	For	Withheld	Broker Non-Votes	Abstained

Charles J. Casamento (Class II, three-year term)	4,529,778	236,897	1,312,760	0
Sergio Traversa (Class II, three-year term)	4,514,858	251,817	1,312,760	0

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2017.

For:	5,928,676
Against:	88,216
Abstained:	42,543

Proposal 3: An amendment to the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, to increase the number of shares authorized to issue under the plan by 2.5 million shares was approved.

For:	2,395,937
Against:	2,134,607
Abstained:	236,131
Broker Non-Votes:	1,312,760

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2017	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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